UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2017

AIT Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55759	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Ilan Ramon, Science Park Ness Ziona, 7403635 Israel
(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  +972.8.684.3313

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2017, the Board of Directors (the “Board”) of AIT Therapeutics, Inc., a Delaware corporation (the “Company”), appointed Mr. Steven A. Lisi to serve as the Company’s Chief Executive Officer, assuming that office from Mr. Amir Avniel, who continues to serve as the Company’s President and who the Board additionally appointed as Chief Operating Officer, in each case effective on June 13, 2017.  Each of Messrs. Lisi and Avniel continue to serve as directors.

All information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Lisi and Mr. Avniel is set forth in the Company’s registration statement on Form S-1 (File No. 333-216287), under the headings “Management” and “Certain Relationships and Related Transactions”, which information is incorporated by reference in this Current Report on Form 8-K.

Other than as described, or incorporated by reference, in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Lisi or Mr. Avniel and any other person pursuant to which Mr. Lisi or Mr. Avniel were selected as officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIT THERAPEUTICS, INC.
Date: June 15, 2017	By: /s/ Amir Avniel Amir Avniel President and Chief Operating Officer